Exhibit 4.13

TENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

      THIS TENTH AMENDMENT (this “Amendment”) to the Loan and Security Agreement is entered into as of the 31st day of July, 2001, by, between and among Shopsmith, Inc., Shopsmith Woodworking Promotions, Inc., and Shopsmith Woodworking Centers Ltd. Co. (hereinafter collectively the “Companies” and separately a “Company”) and The Huntington National Bank (hereinafter the “Bank”).

RECITALS:

      A. As of September 1, 1989, the Companies (with the exception of Shopsmith Woodworking Centers Ltd. Co.) and the Bank executed a certain Loan and Security Agreement, that was subsequently amended by a First Amendment to Loan and Security Agreement dated July 11, 1990, a Second Amendment to Loan and Security Agreement dated April 23, 1991, a Third Amendment to Loan and Security Agreement dated as of June 21, 1993, a Fourth Amendment to Loan and Security Agreement dated as of October 5, 1993, a Fifth Amendment to Loan and Security Agreement dated as of July 1, 1995, a Sixth Amendment to Loan and Security Agreement dated as of July 1, 1996, a Seventh Amendment to Loan and Security Agreement dated as of August 28, 1997, an Eighth Amendment to Loan and Security Agreement dated as of July 31, 1999, and a Ninth Amendment to Loan and Security Agreement dated as of July 31, 2000 (as so amended, hereinafter collectively the “Loan Agreement”), setting forth the terms of certain loans to the Companies; and

      B. As of August 28, 1997, the Companies executed and delivered to the Bank, inter alia, a revolving note in the original principal sum of Five Hundred Thousand Dollars ($500,000), that was most recently replaced by a certain Replacement Revolving Note dated as of July 31, 2000, in the original principal sum of Five Hundred Thousand Dollars ($500,000) (hereinafter the “Revolving Note”); and

      C. In connection with the Loan Agreement and the Revolving Note, at various times, the Companies executed and delivered to the Bank certain other loan documents, promissory notes, consents, assignments, security agreements, agreements, instruments and financing statements in connection with the indebtedness referred to in the Loan Agreement (all of the foregoing, together with the Revolving Note and the Loan Agreement, are hereinafter collectively referred to as the “Loan Documents”); and

      D. The Companies have requested that the Bank amend and modify certain terms and covenants in the Loan Agreement and extend the maturity date of the Revolving Note, and the Bank is willing to do so upon the terms and conditions contained herein.

      NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Companies and the Bank, for themselves and their successors and assigns do hereby agree, recite, represent and warrant as follows:

      1.     Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

      2.     Section 4.1, “Interest Rates, Fees, Terms and Costs,” of the Loan Agreement is hereby amended to recite in its entirety that:

4.1 Interest Rates, Fees, Terms and Costs. The Company agrees to pay the Bank monthly interest on the unpaid balance of the Loan at the rates of interest set forth in the promissory note or notes and/or commercial letter of credit reimbursement agreements evidencing the Loan. The Company further agrees to pay to the Bank each quarter a fee in respect of the Revolving Loan equal to 1/2 of one percent per annum of the difference, if any, between $500,000.00 and the daily principal balance of the Revolving Loan during any full or partial calendar quarter the Revolving Loan is in effect, payable quarterly in arrears, beginning on the first day of October, 2001, and continuing on the first day of each January, April, July and October, thereafter (such unused fee shall be calculated for the actual days elapsed on the basis of a 360-day year). The Company further agrees to pay to the Bank (i) a fee of $2,500, which shall be fully earned as of the date hereof and payable on or before October 31, 2001, and (ii) and a fee of $5,000, which shall be fully earned as of the date hereof and payable on January 31, 2002; provided, however that the Bank agrees that the fee set forth in clause (i) above shall be reduced to zero if the Loan is paid in full prior to October 31, 2001, and further agrees that the fee set forth in clause (ii) above shall be reduced to zero if the Loan is paid in full prior to January 31, 2002. The Loan shall be evidenced by (i) promissory notes or by one or more promissory notes subsequently executed in substitution therefor, each in substantially the form set forth in Exhibit A-1 attached to that certain Tenth Amendment to Loan and Security Agreement between the Company and the Bank dated as of July 31, 2001, or by a commercial letter of credit reimbursement agreement subsequently executed in substitution therefor. Repayment of the Loan shall be made in accordance with the terms of the promissory note or notes and/or commercial letter of credit reimbursement agreements then outstanding pursuant to this Agreement. Each advance request of the Company shall be accompanied by a borrowing certificate or such other documents or communications as may be acceptable to the Bank in its sole and absolute discretion. The Company further agrees to pay analysis fees, audit fees in the amount of $650.00 per day per auditor for each audit (which audits shall be conducted at the discretion of the Bank, but no more frequently than twice a year in the absence of an Event of Default hereunder), plus out-of-pocket expenses, and all costs and expenses incidental to or in connection with the Loan or any service provided by the Bank, the enforcement of the Bank’s rights in connection therewith, any amendment or modification of this Agreement or any other loan documents, any litigation, contest, dispute, proceeding or action in any way relating to the Collateral or to this Agreement, whether any of the foregoing are incurred prior to or after maturity, the occurrence of an Event of Default, or the rendering of a judgment. Such costs shall include, but not be limited to, fees and out-of-pocket expenses of the Bank’s counsel, recording fees, inspections fees, revenue stamps and note and mortgage taxes.

      3.     A new Section 7.26, entitled “Book Net Worth,” shall be added to the Loan Agreement and shall recite in its entirety as follows:

7.26 Book Net Worth. The Companies shall maintain on a consolidated basis at all times shareholders’ equity, as determined in accordance with GAAP of (a) not less than $3,100,000.00 beginning June 30, 2001, and continuing through and including December 30, 2001, and (b) not less than $3,200,000.00 for the period beginning December 31, 2001, and continuing at all times thereafter. For purposes of this Section 7.26, “GAAP” means generally accepted accounting principles consistently applied set forth in the opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board as in effect from time to time.

      4.     The Companies shall deliver, at their expense, a machinery and equipment appraisal on or before August 31, 2001, in form satisfactory to the Bank.

      5.     Conditions of Effectiveness. This Amendment shall become effective as of July 31, 2001, upon satisfaction of all of the following conditions precedent:

      (a) The Bank shall have received two duly executed copies of this Amendment, a duly executed copy of the $500,000.00 replacement revolving note and such other certificates, instruments, documents, agreements, and opinions of counsel as may be required by the Bank, each of which shall be in form and substance satisfactory to the Bank and its counsel; and

      (b) The representations contained in paragraph 7 below shall be true and accurate.

      6.     Financing. The Companies, as of the date of this Amendment have commenced and shall diligently pursue financing sufficient to pay the Loan in full. The Companies shall not less frequently than bi-weekly advise the Bank of their efforts to obtain such other financing and shall provide the Bank with copies of proposal letters, commitment letters and loan documentation with respect thereto.

      7.     Representations. Each of the Companies represents and warrants that after giving effect to this Amendment, (a) each and every one of the representations and warranties made by or on behalf of such Company in the Loan Agreement or the Loan Documents is true and correct in all respects on and as of the date hereof, except to the extent that any of such representations and warranties related, by the expressed terms thereof, solely to a date prior hereto; (b) such Company has duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in the Loan Agreement and Loan Documents; and (c) no event has occurred or is continuing, and no condition exists which would constitute an Event of Default.

      8.     Amendment to Loan Agreement. (a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “Loan Agreement,” “Agreement,” the prefix “herein,” “hereof,” or words of similar import, and each reference in the Loan Documents to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby. (b) Except as modified herein, all of the representations, warranties, terms, covenants and conditions of the Loan Agreement, the Loan Documents and all other agreements executed in connection therewith shall remain as written originally and in full force and effect in accordance with their respective terms, and nothing herein shall affect, modify, limit or impair any of the rights and powers which the Bank may have thereunder. The amendment set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any of the Bank’s rights under or of any other term or provisions of the Loan Agreement, any Loan Document, or other agreement executed in connection therewith, or of any term or provision of any other instrument referred to therein or herein or of any transaction or future action on the part of the Companies which would require the consent of the Bank, including, without limitation, waivers of Events of Default which may exist after giving effect hereto. Each of the Companies ratifies and confirms each term, provision, condition and covenant set forth in the Loan Agreement and the Loan Documents and acknowledges that the agreement set forth therein continue to be legal, valid and binding agreements, and enforceable in accordance with their respective terms.

      9.     No Waiver. Nothing in this Amendment shall be construed to waive, modify, or cure any default or Event of Default, that exist or may exist under the Loan Agreement or the Loan Documents.

      10.     Authority. Each of the Companies hereby represents and warrants to the Bank that (a) such Company has legal power and authority to execute and deliver the within Amendment; (b) the officer executing the within Amendment on behalf of such Company has been duly authorized to execute and deliver the same and bind such Company with respect to the provisions provided for herein; (c) the execution and delivery hereof by such Company and the performance and observance by such Company of the provisions hereof do not violate or conflict with the articles of incorporation, regulations or by-laws of such Company or any law applicable to such Company or result in the breach of any provision of or constitute a default under any agreement, instrument or document binding upon or enforceable against such Company; and (d) this Amendment constitutes a valid and legally binding obligation upon such Company in every respect.

      11.     Counterparts. This Amendment may be executed in two or more counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one and the same document. Separate counterparts may be executed with the same effect as if all parties had executed the same counterparts.

      12.     Costs and Expenses. Each of the Companies agrees to pay on demand in accordance with the terms of the Loan Agreement all costs and expenses of the Bank in connection with the preparation, reproduction, execution and delivery of this Amendment and all other loan documents entered into in connection herewith, including the reasonable fees and out-of-pocket expenses of the Bank’s counsel with respect thereto.

      13.     Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Ohio.

      IN WITNESS WHEREOF, the Companies and the Bank have hereunto set their hands as of the date first set forth above.

COMPANIES:

SHOPSMITH, INC.

By: /s/ John R. Folkerth

Its: Chairman

SHOPSMITH WOODWORKING PROMOTIONS, INC.

By: /s/ John R. Folkerth

Its: President

SHOPSMITH WOODWORKING CENTERS LTD. CO.

By: /s/ John R. Folkerth

Its: President

BANK:

THE HUNTINGTON NATIONAL BANK

By: /s/ John Mills

Its: Vice President

THE HUNTINGTON NATIONAL BANK
Replacement Revolving Note

City Office ____________________ Division ________________ Branch _________________ [X] Secured

Account No. ____________________ Note No. _________________________________________ [ ] Unsecured

Account Name	SHOPSMITH, INC., SHOPSMITH WOODWORKING PROMOTIONS, INC.,

SHOPSMITH WOODWORKING CENTERS LTD. CO.

[X] Corporations	[ ] Partnerships	[ ] Individuals/Proprietorships

$500,000.00	Columbus, Ohio	As of July 31, 2001

      FOR VALUE RECEIVED, the undersigned jointly and severally promise to pay to the order of THE HUNTINGTON NATIONAL BANK (hereinafter called the “Bank,” which term shall include any holder hereof) at the Bank’s offices located at Columbus, Ohio or such other place as the Bank may designate in writing, the sum of Five Hundred Thousand Dollars ($500,000.00) or so much thereof as shall have been advanced by the Bank at any time and not hereafter repaid pursuant to the terms of the “Loan Agreement” (as defined below), which sum shall hereinafter be referred to as “Principal Sum,” together with interest as hereinafter provided and payable as hereinafter provided. The proceeds of the loan evidenced hereby may be advanced, repaid and readvanced in partial amounts during the term of this revolving note (this “Note”) and prior to maturity. Each such advance shall be made to the undersigned upon receipt by the Bank of the undersigned’s application therefor and disbursement instructions, which shall be in such form as the Bank shall from time to time prescribe. The Bank shall be entitled to rely on any oral or telephonic communication requesting an advance and/or providing disbursement instructions hereunder, which shall be received by it in good faith from anyone reasonably believed by the Bank to be the undersigned, or the undersigned’s authorized agent. The undersigned agree that all advances made by the Bank will be evidenced by entries made by the Bank into its electronic data processing system and/or internal memoranda maintained by the Bank. The undersigned further agree that the sum or sums shown on the most recent printout from the Bank’s electronic data processing system and/or on such memoranda shall be rebuttably presumptive evidence of the amount of the Principal Sum and of the amount of any accrued interest.

      This Note is executed and the advances contemplated hereunder are to be made pursuant to a Loan and Security Agreement between the undersigned and the Bank dated as of September 1, 1989, and all amendments and modifications thereto, including but not limited to a First Amendment to Loan and Security Agreement dated July 11, 1990, a Second Amendment to Loan and Security Agreement dated April 23, 1991, a Third Amendment to Loan and Security Agreement dated June 21, 1993, a Fourth Amendment to Loan and Security Agreement dated October 5, 1994, a Fifth Amendment to Loan and Security Agreement dated as of July 1, 1995, a Sixth Amendment to Loan and Security Agreement dated as of July 1, 1996, a Seventh Amendment to Loan and Security Agreement dated as of August 28, 1997, a certain Eighth Amendment to Loan and Security Agreement dated as of July 31, 1999, a certain Ninth Amendment to Loan and Security Agreement dated as of July 31,

2000, and a certain Tenth Amendment to Loan and Security Agreement dated as of July 31, 2001 (collectively the “Loan Agreement”), and all the covenants, representations, agreements, terms, and conditions contained therein, including but not limited to additional conditions of default, are incorporated herein as if fully rewritten.

      This Note is substitute evidence of the obligations most recently evidenced by a certain Replacement Revolving Note dated as of July 31, 2000, in the original principal sum of $500,000.00.

INTEREST

      Interest will accrue on the unpaid balance of the Principal Sum until paid at a variable rate of interest per annum, which shall change in the manner set forth below, equal to three percentage points (3%) in excess of the Prime Commercial Rate.

      Upon default, whether by acceleration or otherwise, interest will accrue on the unpaid balance of the Principal Sum and unpaid interest, if any, until paid at a variable rate of interest per annum, which shall change in the manner set forth below, equal to six percentage points (6%) in excess of the Prime Commercial Rate.

      All interest shall be calculated on the basis of a 360 day year for the actual number of days the Principal Sum or any part thereof remains unpaid. There shall be no penalty for prepayment, except that any discounted interest shall only be rebated in the event of prepayment in full, based on the actual number of days elapsed, but no rebate shall be made for any amount less than $1.00.

      As used herein, “Prime Commercial Rate” shall mean the rate established by the Bank from time to time based on its consideration of economic, money market, business and competitive factors. The Prime Commercial Rate is not necessarily the Bank’s most favored rate. Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, any variable rate of interest on the obligation evidenced hereby shall change automatically without notice to the undersigned immediately with each change in the Prime Commercial Rate.

MANNER OF PAYMENT

      The Principal Sum shall be due and payable on January 31, 2002, and at maturity, whether by demand, acceleration or otherwise. Accrued interest shall be due and payable monthly beginning on August 1, 2001, and continuing on the first day of each month thereafter, and at maturity, whether by acceleration or otherwise.

LATE CHARGE

      Any installment or other payment not made within 10 days of the date such payment or installment is due shall be subject to a late charge equal to 5% of the amount of the installment or payment, provided, however, that the Bank provides written notice to the undersigned of such nonpayment.

SECURITY

      This Note is secured by the security interests and assignments granted or referred to in the Loan Agreement.

DEFAULT

      Upon the occurrence of any of the following events:

(1) the undersigned fail to make any payment of principal or interest on or before the date such payment is due; or

(2) an Event of Default (as defined in the Loan Agreement) shall have occurred;

then the Bank may, at its option, without notice or demand, accelerate the maturity of the obligations evidenced hereby, which obligations shall become immediately due and payable and the Bank shall have all other rights of a secured party or creditor under Ohio law. In the event the Bank shall institute any action for the enforcement or collection of the obligations evidenced hereby, the undersigned agree to pay all costs and expenses of such action, including reasonable attorneys’ fees, to the extent permitted by law.

GENERAL PROVISIONS

      All of the parties hereto, including the undersigned, and any indorser, surety, or guarantor, hereby jointly and severally waive presentment, notice of dishonor, protest, notice of protest, and I diligence in bringing suit against any party hereto, waive the defenses of impairment of collateral for the obligation evidenced hereby, impairment of a person against whom the Bank has any right of recourse, and any defenses of any accommodation maker and consent that, without discharging any of them, the time of payment and any other provision of this promissory note may be extended or modified an unlimited number of times before or after maturity without notice to the undersigned. The undersigned jointly and severally agree that they will pay the obligations evidenced hereby, irrespective of any action or lack of action on Bank’s part in connection with the acquisition, perfection, possession, enforcement, disposition, or modification of all the obligations evidenced hereby or any and all security therefor, and no omission or delay on Bank’s part in exercising any right against, or taking any action to collect from or pursue Bank’s remedies against any party hereto will release, discharge, or modify the duties of the undersigned to make payments hereunder. The undersigned agree that Bank will not be required to pursue or exhaust any of its rights or remedies against the undersigned or any guarantors of the obligations evidenced hereby with respect to the payment of any said obligations, or to pursue, exhaust or preserve any of Bank’s rights or remedies with respect to any collateral, security or other guaranties given to secure said obligations.

      The obligations evidenced hereby may from time to time be evidenced by another note or notes given in substitution, renewal or extension hereof. Any security interest or mortgage which secures the obligations evidenced hereby shall remain in full force and effect notwithstanding any such substitution, renewal, or extension.

      The captions used herein are for references only and shall not be deemed a part of this Note. If any of the terms or provisions of this Note shall be deemed unenforceable, the enforceability of the remaining terms and provisions shall not be affected. This Note shall be governed by and construed in accordance with the law of the State of Ohio.

WAIVER OF RIGHT TO TRIAL BY JURY

      EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY

CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

WARRANT OF ATTORNEY

      Each of the undersigned authorizes any attorney at law to appear in any Court of Record in the State of Ohio or in any state or territory of the United States after the above indebtedness becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against any one or more of the undersigned in favor of the Bank for the amount then appearing due together with costs of suit, and thereupon to waive all errors and all rights of appeal and stays of execution. No such judgment or judgments against less than all of the undersigned shall be a bar to a subsequent judgment or judgments against any one or more of the undersigned against whom judgment has not been obtained hereon, this being a joint and several warrant of attorney to confess judgment.

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

SHOPSMITH, INC	SHOPSMITH WOODWORKING PROMOTIONS, INC.

By:	/s/ John R. Folkerth	By:	/s/ John R. Folkerth

Its:	Chairman	Its:	President

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

SHOPSMITH WOODWORKING CENTERS LTD. CO.

By:	/s/ John R. Folkerth

Its:	President